Exhibit 1.1

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

2,200,000 SHARES OF 8.20% SERIES A CUMULATIVE REDEEMABLE
PREFERRED STOCK

LIQUIDATION PREFERENCE $25.00 PER SHARE

UNDERWRITING AGREEMENT

August 10, 2017

August 10, 2017

Morgan Stanley & Co. LLC
 RBC Capital Markets, LLC

As representatives (the “Representatives”) of the Underwriters named in Schedule I hereto,

c/o

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

RBC Capital Markets, LLC
200 Vesey Street
Three World Financial Center, 11th Floor
New York, New York 10281

Ladies and Gentlemen:

Cherry Hill Mortgage Investment Corporation, a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) the number of shares of its 8.20% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series A Preferred Stock”), a series of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), as set forth in Schedule I hereto (the “Firm Shares”).  The Company also proposes to issue and sell to the several Underwriters not more than the number of additional shares of its Series A Preferred Stock set forth in Schedule II (the “Additional Shares”) to cover over-allotments made in connection with the offering of the Firm Shares, upon the terms and conditions set forth in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (the file number of which is set forth in Schedule II) relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated December 3, 2014 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and information set forth in Schedule II hereto next to the heading “Time of Sale Prospectus”), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof pursuant to Item 12 of Form S-3 under the Securities Act. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

1.          Representations and Warranties.

(a)           The Company represents and warrants to and agrees with each of the Underwriters that:

(i)            The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(ii)           (A) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (D) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (E) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4) and as of each Option Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (F) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (G) the Prospectus does not contain and as of the Closing Date and as of each Option Closing Date, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each broadly available road show or the Prospectus, and any amendment or supplement thereto, based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood that the only such information is the information referred to in the last sentence of Section 8(b) of this Agreement.

(iii)          The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(iv)          The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect, or any development that could reasonably be expected to have a material adverse effect, on the financial condition, business, properties, results of operations or prospects, whether or not owing from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”).

(v)           Each subsidiary of the Company has been duly incorporated or formed, is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate, limited partnership or limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, equities or claims.

(vi)          This Agreement has been duly authorized, executed and delivered by the Company.

(vii)         The authorized capital stock, including the Shares and the shares of Common Stock (as hereinafter defined), of the Company conforms as to legal matters, in all material respects, to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(viii)        The shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable upon conversion of the Shares have been duly authorized and, when issued in accordance with articles supplementary setting forth the rights and preferences of the Series A Preferred Stock (the “Articles Supplementary”), will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock will not be subject to any preemptive or similar rights. The Company has reserved for future issuance a sufficient number of shares of Common Stock to be issued upon conversion of the Shares.

(ix)           The Shares have been duly authorized and, upon filing of the Articles Supplementary with the Maryland State Department of Assessments and Taxation (the “SDAT”) and the acceptance of record thereof by the SDAT and when issued and delivered in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non‑assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(x)            The 8.20% Series A Cumulative Redeemable Preferred Partnership Units (the “Operating Partnership Units”) of Cherry Hill Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), have been duly authorized and, when the proceeds from the Shares have been contributed by the Company to the Operating Partnership, the Operating Partnership Units will be validly issued, fully paid and non‑assessable, and the issuance of such Operating Partnership Units will not be subject to any preemptive or similar rights.

(xi)          The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Amended and Restated Management Agreement, dated September 24, 2013, as amended to the date of this Agreement (the “Management Agreement”), between the Company and Cherry Hill Mortgage Management, LLC (the “Manager”) will not contravene any provision of applicable law or the charter or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, that is material to the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or government agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and the acceptance of record of the Articles Supplementary by the SDAT upon the filing thereof.

(xii)          There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(xiii)         There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (A) other than proceedings accurately described in all material respects in the Time of Sale Prospectus, proceedings that, if resolved adversely to the Company or any of its subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect and proceedings that, if resolved adversely to the Company or any of its subsidiaries, would not reasonably be expected to materially and adversely affect the power or ability of the Company to perform its obligations under this Agreement or the Management Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (B) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xiv)        Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(xv)         The Company and its subsidiaries are not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xvi)        The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(xvii)       There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean‑up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(xviii)      Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(xix)         Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xx)          The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxi)         (A) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(1)          the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(2)          located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(B)          The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)          in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)          The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxii)        Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (B) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (C) there has not been any material change in the capital stock, short‑term debt or long‑term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(xxiii)       The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(xxiv)       The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know‑how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xxv)        No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(xxvi)       The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew any existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxvii)      The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xxviii)     The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate in all material respects. Except as described in the Time of Sale Prospectus, since the date of the Company’s most recent audited balance sheet in the Registration Statement, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxix)       The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxx)        The shares of Common Stock outstanding prior to the issuance of the Shares are listed on the New York Stock Exchange (the “NYSE”) and the Company is currently in compliance in all material respects with all continued listing standards and corporate governance standards of the NYSE and the Company has no knowledge of any proceeding intended to suspend or terminate listing of the Common Stock on the NYSE. The Common Stock is registered under Section 12(b) of the Exchange Act.

(xxxi)       The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. generally accepted accounting principles have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(xxxii)      The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(xxxiii)     As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, neither the Time of Sale Prospectus nor any free writing prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxxiv)     The Management Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(xxxv)      The statements in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on March 15, 2017 under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management Agreement” and “Legal Proceedings” and in the Company’s definitive proxy statement on Schedule 14A filed with the Commission on April 27, 2017 under the heading “Certain Relationships and Related Party Transactions—Management Agreement”, insofar as such statements constitute summaries of legal proceedings, agreements or documents discussed therein are correct in all material respects and fairly summarize such legal proceedings, agreements or documents.

(xxxvi)     Commencing with its short taxable year ending December 31, 2013, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the treasury regulations thereunder (the “Code”), and the Company’s current and proposed method of operation as described in the Time of Sale Prospectus and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would reasonably be expected to cause such qualification and taxation to be lost. The Company currently intends to continue to operate in a manner which would permit it to qualify and be taxed as a REIT under the Code.  The Company has no current intention of changing its operations or engaging in activities which would reasonably be expected to cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT under the Code.

(xxxvii)    The Company’s and its subsidiaries’ conflicts of interest, investment allocation and operating policies and investment guidelines described in the Time of Sale Prospectus and the Prospectus accurately reflect in all material respects the current intentions of the Company and its subsidiaries with respect to the operation of its business.

(b)           The Manager represents and warrants to and agrees with each of the Underwriters that:

(i)          The information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding the Manager is true and correct in all material respects.

(ii)         The Manager has been duly formed, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its incorporation, has the limited liability company power and authority to own its property and conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect, or any development that could reasonably be expected to have a material adverse effect on the financial condition, business, properties, results of operations or prospects, whether or not arising in the ordinary course of business, of the Manager (or “Manager Material Adverse Effect”).  The Manager does not own or control, directly or indirectly, any subsidiaries.

(iii)        The execution and delivery by the Manager of, and the performance by the Manager of its obligations under, this Agreement and the performance of the Management Agreement and the Services Agreement, dated May 1, 2013 (the “Services Agreement”), between the Manager and Freedom Mortgage Corporation, by the Manager will not contravene any provision of applicable law or the certificate of formation or operating agreement of the Manager or any agreement or other instrument binding upon the Manager that is material to the Manager, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Manager that is material to the Manager, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Manager of its obligations under this Agreement.

(iv)       This Agreement has been duly authorized, executed and delivered by the Manager.

(v)        Each of the Management Agreement and the Services Agreement has been duly authorized, executed and delivered by the Manager and constitutes a legal, valid and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(vi)       The Manager possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Manager has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Manager Material Adverse Effect.

(vii)      The Manager owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know‑how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in connection with the business now operated by it, and the Manager has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Manager Material Adverse Effect.

(viii)     Except as otherwise stated therein, since the date as of which information is given in the Registration Statement and the Time of Sale Prospectus, there has been no change, nor any development involving a prospective change, in the condition, financial or otherwise, business or operations of the Manager that is material and adverse to the Company or the Manager or that would prevent the Manager from carrying out its obligations under the Management Agreement.

(ix)        There are no legal or governmental proceedings pending or threatened to which the Manager is a party or to which any of the properties of the Manager is subject (A) other than proceedings accurately described in all material respects in the Time of Sale Prospectus, proceedings that if resolved adversely to the Manager, would not have a Manager Material Adverse Effect and proceedings that, if resolved adversely to the Manager, would not reasonably be expected to materially and adversely affect the power or ability of the Manager to perform its obligations under this Agreement, the Management Agreement or the Services Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (B) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(x)         The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(xi)        The Manager maintains a system of internal controls in place sufficient to provide that (A) the transactions that may be effectuated by the Manager under the Management Agreement are executed in accordance with its management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(xii)       The Manager has not been notified that (A) any officer of the Company or (B) any key personnel of the Manager plans to terminate its or their employment with the Manager (collectively, the “Manager Key Personnel”).  Neither the Manager, nor any officer of the Company or Manager Key Personnel is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where such violation would not have a Manager Material Adverse Effect.

2.           Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at the purchase price set forth in Schedule II hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Shares set forth in Schedule II hereto at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Unless otherwise agreed to by the Company, each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.          Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4.          Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule II hereto, or at such other time on the same or such other date, not later than the tenth business day thereafter, as may be designated in writing by you and the Company.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you and the Company.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you in book-entry form through the facilities of The Depository Trust Company on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.          Conditions to the Underwriters’ Obligations.

The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Company and the Manager on the date hereof, at the Closing Date and at any Option Closing Date, the performance by the Company and the Manager of their respective obligations hereunder and to the following additional conditions precedent:

(a)           The Registration Statement has become effective under the Securities Act and at the Closing Date and at any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission to the Company for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. Each of the Preliminary Prospectus and the Prospectus shall have been filed with the Commission in the manner and within the applicable period specified in Rule 424(b) under the Securities Act without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B of the Securities Act.

(b)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or any Option Closing Date, as applicable:

(i)          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act (it being understood, however, that as of the date hereof, the Company has not been accorded any such rating); and

(ii)         there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c)           The Underwriters shall have received on the Closing Date or any Option Closing Date, as applicable, a certificate, dated the Closing Date or such Option Closing Date, as applicable, and signed by an executive officer of the Company, to the effect set forth in Section 5(b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as applicable, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as applicable.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d)           The Underwriters shall have received on the Closing Date or any Option Closing Date, as applicable, a certificate, dated the Closing Date or such Option Closing Date, as applicable, and signed by an executive officer of the Manager, to the effect that the representations and warranties of the Manager contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as applicable.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e)           The Underwriters shall have received on the Closing Date or any Option Closing Date, as applicable, an opinion and negative assurance letter of Vinson & Elkins LLP, outside counsel for the Company, dated the Closing Date or such Option Closing Date, as applicable, in the forms attached hereto as Annex B-1 and Annex B-2, respectively, and an opinion of Vinson & Elkins LLP, outside tax counsel for the Company, dated the Closing Date or such Option Closing Date, as applicable, in the form attached hereto as Annex C.

(f)            The Underwriters shall have received on the Closing Date or any Option Closing Date, as applicable, an opinion of Venable LLP, Maryland counsel for the Company, dated the Closing Date or such Option Closing Date, as applicable, in the form attached hereto as Annex D.

(g)           The Underwriters shall have received on the Closing Date or any Option Closing Date, as applicable, an opinion and negative assurance letter of Freshfields Bruckhaus Deringer US LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as applicable, covering such matters as the Underwriters may require.

The opinions of Vinson & Elkins LLP and Venable LLP, described in Sections 5(e) and 5(f) above, respectively, shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(h)           The Underwriters shall have received, on each of the date hereof, the Closing Date and any Option Closing Date, as applicable, a letter dated the date hereof, the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut‑off date” not earlier than the date hereof.

(i)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, the Company shall have (i) filed the Articles Supplementary with the SDAT, which Articles Supplementary shall comply with all applicable requirements of the MGCL and shall be in full force and effect upon the acceptance of record thereof by the SDAT, (ii) submitted an application to the NYSE to list the Shares on the NYSE and (iii) filed with the Commission a registration statement on Form 8-A covering the registration of the Series A Preferred Stock under the Exchange Act.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the documents indicated in this Section 5 and such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.          Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           To use its reasonable best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction in which it is not now so subject.

(h)           To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, iii) the reasonable cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, v) all costs and expenses incident to listing the Shares on the NYSE, vi) the cost of printing certificates representing the Shares, vii) the costs and charges of any transfer agent, registrar or depositary, viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, ix) the document production charges and expenses associated with printing this Agreement and x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; provided, however, the aggregate amount of fees and disbursements to counsel for the Underwriters to be paid by the Company pursuant to clause (iii) and clause (iv) of this Section 6(i), when taken together, shall not exceed $10,000.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)            To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6).

(k)           If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission; provided, however, for the avoidance of doubt, this clause (k) shall not apply unless the Representatives notify the Company that not all of the Shares have been sold by the Underwriters at least 60 days prior to the third anniversary of the initial effective date of the Registration Statement.

(l)            To prepare a pricing term sheet (the “Pricing Term Sheet”) reflecting the final terms of the Shares, in substantially the form attached hereto as Annex A and otherwise in form and substance satisfactory to the Representatives, and to file the Pricing Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(m)          To use its best efforts to effect the listing of the Shares on the NYSE within the time period specified in the Prospectus and to maintain such listing.

(n)           For so long as any shares of Series A Preferred Stock are outstanding, the Company will continue to hold in reserve a sufficient number of shares of Common Stock to satisfy the conversion of such number of shares of Series A Preferred Stock into shares of Common Stock in accordance with the terms of the Articles Supplementary.

(o)           On or after to the date of this Agreement and prior to the Closing Date, the Company will use its best efforts to: (i) file the Articles Supplementary with the SDAT, which Articles Supplementary will comply with all applicable requirements of the MGCL and will be in full force and effect upon the acceptance of record thereof by the SDAT; (ii) list the Shares for trading on the NYSE within the time period specified in the Time of Sale Prospectus and the Prospectus; and (iii) cause the Series A Preferred Stock to be registered under the Exchange Act.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the restricted period set forth in the Schedule II hereto (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Series A Preferred Stock or other preferred stock or any securities convertible into or exercisable or exchangeable for Series A Preferred Stock or other preferred stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Series A Preferred Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Series A Preferred Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Series A Preferred Stock or other preferred stock or any securities convertible into or exercisable or exchangeable for Series A Preferred Stock or other preferred stock. The restrictions contained in the preceding sentence shall not apply to the Shares to be sold hereunder.

7.          Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.          Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any “issuer information” that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood that the only such information is the information referred to in the last sentence of Section 8(b) of this Agreement.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter set forth in Section 8(a), but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, such information being limited to the third and ninth paragraphs under the caption “Underwriting” in each of the Time of Sale Prospectus and the Prospectus.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless xi) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or xii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Shares set forth in the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, in the case of the Company, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, and in the case of the Underwriters, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Underwriters, and in each case the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)           The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8)d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of xiii) any termination of this Agreement, xiv) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of the Company or its officers or directors or any person controlling the Company and xv) acceptance of and payment for any of the Shares.

9.          Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or any Option Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE MKT LLC, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over‑the‑counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.        Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one‑tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non‑defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one‑ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one‑tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one‑tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (which, for the purposes of this Section 10, shall not include termination by the Underwriters under clauses (i), (iii), (iv) or (v) of Section 9), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out‑of‑pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.  If this Agreement is terminated by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any such defaulting Underwriter for its out-of-pocket expenses.

11.        Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)           The Company acknowledges that in connection with the offering of the Shares: xvi) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, xvii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and xviii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.        Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.        Counterparts.  This Agreement may be signed in two or more counterparts, including by PDF, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.        Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.        Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.        Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule II hereto; if to the Company shall be delivered, mailed or sent to the address set forth in Schedule II hereto and if to the Manager shall be delivered, mailed or sent to the address set forth in Schedule II hereto.

Very truly yours,

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

By:	/s/ Martin J. Levine
	Name:	Martin J. Levine
	Title:	Chief Financial Officer, Treasurer and Secretary

CHERRY HILL MORTGAGE MANAGEMENT, LLC

By:	/s/ Jeffrey Lown II
	Name:	Jeffrey Lown II
	Title:	President and Chief Executive Officer

Accepted as of the date hereof

Morgan Stanley & Co. LLC
RBC Capital Markets, LLC

Acting	severally on behalf of themselves and the Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	ED

By:	RBC Capital Markets, LLC

By:	/s/ Amery B. Dunn
	Name:	Amery B. Dunn
	Title:	MD DCM

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	990,000
RBC Capital Markets, LLC	770,000
Citigroup Global Markets Inc.	220,000
J.P. Morgan Securities LLC	220,000
Total:	2,200,000

I-1

SCHEDULE II

Registration Statement File No.:	333-200152

Time of Sale Prospectus	1.	Basic Prospectus dated December 3, 2014 relating to the Shelf Securities

	2.	The preliminary prospectus supplement dated August 10, 2017 relating to the Shares

	3.	Pricing Term Sheet, dated August 10, 2017 filed by the Company under Rule 433(d) of the Securities Act

Lock-up Restricted Period:	30 days

Title of Shares to be purchased:	8.20% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), $0.01 par value per share

Number of Firm Shares:	2,200,000

Number of Additional Shares	330,000

Purchase Price:	$24.2125 a share

Public Offering Price:	$25.00 a share

Selling Concession:	$0.50 a share

Reallowance:	$0.45 a share

Closing Date and Time:	August 17, 2017 10:00 a.m.

Closing Location:	Freshfields Bruckhaus Deringer US LLP 601 Lexington Avenue New York, New York 10022

II-1

Address for Notices to Underwriters:	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 Attention: Equity Syndicate Desk

RBC Capital Markets, LLC 200 Vesey Street Three World Financial Center, 11th Floor New York, New York 10281

Address for Notices to the Company:	Cherry Hill Mortgage Investment Corporation 301 Harper Drive, Suite 110 Moorestown, New Jersey 08057 Attention: Martin J. Levine, Chief Financial Officer

Address for Notices to the Manager:	Cherry Hill Mortgage Management, LLC 907 Pleasant Valley Avenue Mount Laurel, New Jersey 08054 Attention: Martin J. Levine, Chief Financial Officer

II-2

Annex A

Cherry Hill Mortgage Investment Corporation

8.20% Series A Cumulative Redeemable Preferred Stock

Final Pricing Term Sheet
August 10, 2017

Issuer:	Cherry Hill Mortgage Investment Corporation

Securities Offered:	8.20% Series A Cumulative Redeemable Preferred Stock

Shares Offered:	2,200,000 shares

Over-Allotment Option:	330,000 shares

Trade Date:	August 10, 2017

Settlement and Delivery Date:	August 17, 2017 (T + 5)

Public Offering Price:	$25.00 liquidation preference per share; $55,000,000 in aggregate liquidation preference (assuming the over-allotment option is not exercised)

Underwriting Discount:	$0.7875 per share; $1,732,500 total (assuming the over-allotment option is not exercised)

Net Proceeds to the Issuer, Before Expenses:	$24.2125 per share; $53,267,500 total (assuming the over-allotment option is not exercised)

Dividend Rate:	8.20% per annum of the $25.00 liquidation preference ($2.05 per annum per share)

Dividend Payment Date:
Quarterly cumulative dividends, in arrears, on the 15th day of each January, April, July and October (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day). The first dividend will be payable on October 15, 2017 in the amount of $0.33028 per share and will be paid to the persons who are the holders of record of the Series A Preferred Stock on the corresponding dividend record date fixed by the board of directors.

Dividend Record Date:	The date no fewer than ten days and no more than 35 days prior to the applicable dividend payment date, as shall be fixed by the board of directors.

Liquidation Preference:	$25.00 per share

Optional Redemption Date:	August 17, 2022

A-1

Conversion Rights:	Share Cap: 2.62881

Exchange Cap: Subject to certain adjustments, the Exchange Cap will not exceed 5,783,382 shares of the Issuer’s common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to proportionate increase to the extent the underwriters’ over-allotment option to purchase additional shares of Series A Preferred Stock is exercised, not to exceed 6,650,890 shares of the Issuer’s common stock in total (or equivalent Alternative Conversion Consideration, as applicable).

If the Common Stock Price is less than $9.51 (which is 50% of the per share closing price of our common stock reported on the NYSE on August 9, 2017), subject to adjustment in certain circumstances, the holders of the Series A Preferred Stock will receive a maximum of 2.62881 shares of our common stock per share of Series A Preferred Stock.

Proposed New York Stock Exchange Listing Symbol:	CHMI-PRA

CUSIP:	164651 200

ISIN:	US1646512004

Joint Book-Running Managers:	Morgan Stanley & Co. LLC RBC Capital Markets, LLC

Lead Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC

The issuer has filed a registration statement (including a base prospectus dated December 3, 2014) and a preliminary prospectus supplement, dated August 10, 2017 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request them from Morgan Stanley & Co. LLC by calling toll-free (800) 584-6837 or by email at prospectus@morganstanley.com or RBC Capital Markets, LLC by calling toll-free (866) 375-6829.
A-2

Annex B-1

Form of opinion of Vinson & Elkins LLP, outside counsel for the Company

Annex B-2

Form of negative assurance letter of Vinson & Elkins LLP, outside counsel for the Company

Annex C

Form of tax opinion of Vinson & Elkins LLP, outside tax counsel for the Company

Annex D

Form of opinion of Venable LLP, Maryland counsel for the Company